Exhibit 5.1

March 17, 2015

GigOptix, Inc.
130 Baytech Drive
San Jose, CA 95134

Ladies and Gentlemen:

This opinion is furnished in connection with the registration by GigOptix, Inc. (the “Company”), pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “SEC”) on or about March 17, 2015 (the “Registration Statement”), of an aggregate of 1,655,604 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), together with the associated rights (the “Rights,” and with the Shares, the “Securities”) to purchase shares of Series A Junior Preferred Stock, par value $0.001 per share (the “Series A Preferred”) of the Company, which Securities will be issuable to employees, directors and consultants of the Company upon the exercise of options or the vesting of restricted stock units granted pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan (the “Plan”) or which the Company may issue as stock under the Plan. The Rights were created by that certain Rights Agreement, dated December 16, 2011, between the Company and the American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agreement”), as amended and restated by that certain Amended and Restated Rights Agreement, dated December 16, 2014, between the Company and the American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Amended and Restated Rights Agreement”). This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R., ss. 229.601(b)(5) under the Securities Act.

We have acted as counsel to the Company in connection with the foregoing registration on Form S-8, and in that connection and for the purposes of this opinion, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of such corporate records, instruments, certificates, memoranda, and other documents, and such certificates or comparable documents of public officials and of officers or other representatives of the Company as we have deemed in our judgment necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) a copy of the Plan, (iii) organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended, as currently in effect, the Company’s Amended and Restated Certificate of Designation of the Series A Preferred, as currently in effect, and the Company’s Amended and Restated Bylaws, as amended to date, (iv) the Rights Agreement, (v) the Amended and Restated Rights Agreement, (vi) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Securities, and (vii) minutes and records of the Company’s wholly-owned subsidiary, Lumera Corporation, as certified by an officer of Lumera Corporation, with respect to the authorization of the sale and issuance of the Shares, in each case (excluding clauses (i) and (vii)) as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

GigOptix, Inc.
March 17, 2015

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In that examination, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) that where any signature (other than a signature of the Company) purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had the power and authority to do so; (iii) the authenticity and completeness of all original documents reviewed by us in original or photostatic copy form; (iv) the conformity to the authentic originals of all documents submitted to us as certified, conformed or as photostatic copies; (v) the conformity of all provisions, terms and conditions contained in documents submitted to us in draft form with the provisions, terms and conditions contained in the executed final versions of such documents; (vi) that the documents, instruments and agreements shown to us are complete and no modifications to any thereof exist; (vii) that each individual who executes any document, instrument or agreement is legally competent to do so; and (viii) that each party, other than the Company, that has executed or will execute a document, instrument or agreement to which the Company is a signatory has all requisite power and authority and has duly and validly taken all necessary action to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, that all such documents, instruments and agreements have been duly and validly executed and delivered by such party and that all such documents, instruments and agreements are legal, binding and enforceable obligations of such party. Further, we have relied upon, without independent verification, the representations of the Company regarding the number of shares of Common Stock outstanding as of December 31, 2014.

We have further assumed that all options or restricted stock units granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan, that all of the Securities to be issued upon exercise of such options or vesting of such restricted stock units will be issued in accordance with the terms of such options or restricted stock units and the Plan, and that all of the Securities to be sold or granted as stock will be sold or granted in accordance with the terms of the Plan. We assume that the appropriate action will be taken, prior to the offer and sale of the Securities in accordance with the Plan, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws, if applicable.

The opinions contained herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction other than, and our opinion herein is limited to, the General Corporation Law of the State of Delaware. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

GigOptix, Inc.
March 17, 2015

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(i)            the Securities have been duly authorized, and

(ii)           following (a) effectiveness of the Registration Statement under the Securities Act, and assuming that such effectiveness remains in effect throughout the period during which the Securities are offered, issued and sold pursuant to the Plan and the Amended and Restated Rights Agreement, (b) issuance and the delivery of the Securities pursuant to the terms of the Plan and the award agreements thereunder and (c) receipt by the Company of the consideration for the Shares specified in the applicable resolutions, as determined by the Board of Directors of the Company and as specified in the documents governing such grants and the Plan, the Securities will be validly issued, and the Shares will be fully paid and nonassessable.

In rendering this opinion, we have also assumed that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement and the Amended and Restated Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Shares, and not any particular provision of the Rights, the Rights Agreement, or the Amended and Restated Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is for your benefit in connection with the Registration Statement described above and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion speaks as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent.

Very truly yours,

/s/ Crowell & Moring LLP

CROWELL & MORING LLP